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                                                                    EXHIBIT 3.02

                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                      Motorcycle Centers of America, Inc.

      Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes, the undersigned Corporation hereby adopts the following Amended Articles of Incorporation as of this date:

      FIRST. The name of the Corporation is Motorcycle Centers of America, Inc.

      SECOND. The Articles of Incorporation were filed with the Secretary of State on the 9th day at April, 1998.

      THIRD. The name and address of the original incorporator is as follows:

      David J. Wagner         Penthouse Suite
                              8400 East Prentice Ave.
                              Englewood, Colorado 80111

      FOURTH. A majority of the Shareholders of the Corporation, by written consent dated April 22, 1999, adopted a resolution to amend the original Articles as follows:

      Article FIRST is hereby amended to read as follows:

      FIRST. The name of the Corporation is eUniverse     , Inc.

            Leland Silvas is the President & CEO of the Corporation, and Charles Boilman is the Secretary of the Corporation; and that they


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have been authorized to execute the foregoing certificate by resolution of the
Shareholders, adopted by written resolution dated April 22, 1999, and that the foregoing certificate sets forth the text of the Articles of Incorporation as amended to the date of this certificate.

Date April 22, 1999

                                        Motorcycle Centers of America, Inc.

                                        By /s/ Leland Silvas
                                           --------------------------------
                                                    President

                                        and /s/ Charles Boilman
                                            -------------------------------
                                                    Secretary

STATE OF CT             )
                        )     SS: Wallingford
COUNTY OF New Haven     )

      On this 23rd day April, 1999, before me, a Notary Public, personally appeared Leland Silvas, the President of Motorcycle Centers of America, Inc., who acknowledged that he had executed the above instrument.

                                        /s/ Cecile P. Clavet
                                        -----------------------------------
                                        NOTARY PUBLIC

My Commission Expires:

         CECILE P. CLAVET
          NOTARY PUBLIC
MY COMMISSION EXPIRES MAY 31, 1999


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STATE OF Connecticut    )
                        )     SS: Wallingford
COUNTY OF New Haven     )

      On this 23rd day of April, 1999, before me, a Notary Public, personally appeared Charles Boilman, the Secretary of Motorcycle Centers of America, Inc., who acknowledged that he had executed the above instrument.

                                        /s/ Cecile P. Clavet
                                        -----------------------------------
                                        NOTARY PUBLIC

My Commission Expires:

         CECILE P. CLAVET
          NOTARY PUBLIC
MY COMMISSION EXPIRES MAY 31, 1999


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